UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K




              Current Report Under Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                    Date of Report January 17, 1997



                        FIDELITY FEDERAL BANCORP
       ----------------------------------------------------------
         (Exact name of registrant as specified in its charter)



          Indiana                    0-22880              35-1894432
----------------------------        ----------        -------------------
(State of other jurisdiction        Commission           (IRS Employer
     of Incorporation of             File No.         Identification No.)
        Organization)





                  700 S. Green River Road, Suite 2000
                       Evansville, Indiana  47715
         -----------------------------------------------------
         (Address of principal executive offices)   (Zip Code)



                             (812) 469-2100
           --------------------------------------------------
           Registrant's telephone number, including area code

                    18 NW Fourth Street, PO Box 1347
                     Evansville, Indiana 47706-1347
          ----------------------------------------------------
          (Former name, former address and former fiscal year,
                     if changed since last report)

ITEM 5      OTHER EVENTS

            On January 15, 1997 the Board of Directors of Fidelity Federal Bancorp ("FFED") declared a cash dividend of ten cents per share, to shareholders of record on March 3, 1997, and will be paid on April 7, 1997.

            The Company reduced the dividend from twenty cents per share last quarter to ten cents per share in order to facilitate additional capital formation. Included for filing is a press release dated January 15, 1997.

                               SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FIDELITY FEDERAL BANCORP



Date:  January 17, 1997                By:  DONALD R. NEEL
       ----------------                     --------------------------------
                                            Donald  R.  Neel, Executive Vice
                                            President, CFO and Treasurer

                   [LETTERHEAD OF FIDELITY FEDERAL BANCORP]




CONTACTS:   M. BRIAN DAVIS, PRESIDENT AND CEO           (812) 469-2100, ext. 12
            DONALD R. NEEL, EXECUTIVE VICE PRESIDENT    (812) 469-2100, ext. 14
            AND CFO

FOR IMMEDIATE RELEASE:     JANUARY 15, 1997

_______________________________________________________________________________

                FIDELITY FEDERAL BANCORP DECLARES CASH DIVIDEND


    Fidelity Federal Bancorp (the "Company"), the holding company of United Fidelity Bank, fsb, announced today that its board of directors has declared a cash dividend of ten cents per share. M. Brian Davis, President and CEO, said the dividend will be paid on April 7, 1997, to shareholders of record on March 3, 1997.

    "The Company reduced the dividend to ten cents per share in order to facilitate additional capital formation," said M. Brian Davis, President and CEO. Despite the decrease from twenty cents per share last quarter, the dividend yield currently exceeds 4.0%, well above peer group averages. Davis further noted, "We are very optimistic about the Company's prospects going forward. We anticipate that our shareholders will be pleased about the Company's increased retention of equity and resulting increase in shareholder value."

    The Company is a savings and loan holding company based in Evansville, Ind. Its savings bank subsidiary, United Fidelity Bank, fsb, maintains four locations in Evansville. The Bank participates in various real estate activities including mortgage banking and finance, as well as owning, developing, managing, building, renting, and consulting on housing developments, through its wholly-owned subsidiaries: Fidelity Federal Capital Corporation, Village Community Development Corporation, Village Housing Corporation, and Village Management Corporation. The Bank also offers an array of insurance products through Village Insurance Corporation. The Company's stock, which is quoted on the NASDAQ National Market System under the symbol FFED, most recently traded at $9.75.

    Information on FFED is available on the Internet at http://www.ufb-ffed.com

                                    -END-
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